Exhibit 99.2

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 14, 2016.

Vote by Internet • Go to www.investorvote.com/FXCB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain		For	Against	Abstain	+
1.	To approve and adopt the Agreement and Plan of Merger dated December 8, 2015 (the “Merger Agreement”), by and between Univest Corporation of Pennsylvania (“Univest”) and Fox Chase Bancorp, Inc. (“Fox Chase”), pursuant to which Fox Chase will merge with and into Univest.	☐	☐	☐	2. To approve a non-binding, advisory proposal to approve the compensation payable to the named executive officers of Fox Chase in connection with the Merger.	☐	☐	☐
		For	Against	Abstain
3.	To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the Special Meeting to approve the proposal to approve the Merger Agreement.	☐	☐	☐	4. Such other matters as may properly come before the Special Meeting or any adjournment thereof.

B	Non-Voting Items
Change of Address — Please print your new address below.		Meeting Attendance
		Mark the box to the right	☐
if you plan to attend the
Special Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Revocable Proxy – Fox Chase Bancorp, Inc.

SPECIAL MEETING OF SHAREHOLDERS

June 14, 2016

Proxy Solicited by Board of Directors

The undersigned hereby appoints the official proxy committee consisting of                                         , with full powers of substitution in each, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Fox Chase Bancorp, Inc. (“Fox Chase”) which the undersigned is entitled to vote at the Special Meeting of Shareholders (“Special Meeting”) to be held at the Fox Chase Bank office located at 510 East Township Line Road, Suite 200, Blue Bell, Pennsylvania, on June 14, 2016 at 9:00 a.m. Eastern Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

THE PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Shareholders, or by filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Special Meeting and a Proxy Statement/Prospectus dated May xx, 2016.

Please complete and date this proxy and return it promptly

In the enclosed postage–paid envelope